EXHIBIT 23




                Consent of Independent Auditors


  Consent of Independent Auditors


  We consent to the incorporation by reference in this Annual Report (Form 10-K) of Brown Group, Inc. of our report dated March 6, 1997, included in the 1996 Annual Report to Shareholders of Brown Group, Inc.

  Our audits also included the financial statement schedule listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the following registration statements of our report dated March 6, 1997, with respect to the consolidated financial statements of Brown Group, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended February 1, 1997:

                  Registration
       Form        Statement
      Number        Number                   Description
-------------------------------------------------------------------------------
     Form S-8       2-58347      Stock Purchase Plan of 1977, as amended
     Form S-8       33-22328     Brown Group, Inc. Stock Option and Restricted
                                    Stock Plan of 1987, as amended
     Form S-8       33-58751     Stock Option and Restricted Stock Plan of 1994
     Form S-3       33-21477     Debt Securities




  St. Louis, Missouri                     Ernst & Young LLP /s/
  April 16, 1997
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